Exhibit 10.4

Form of Non-Qualified Stock Option Agreement – Non-Employee Directors

SEAHAWK DRILLING, INC.

2009 LONG-TERM INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

This option agreement (“Option Agreement” or “Agreement”) executed between SEAHAWK DRILLING, INC. (the “Company”), and                          (the “Optionee”), a non-employee Director of the Company, regarding a right (the “Option”) awarded to the Optionee on                                  (the “Grant Date”) to purchase from the Company up to but not exceeding in the aggregate                      shares of Common Stock (as defined in the Seahawk Drilling, Inc. 2009 Long-Term Incentive Plan (the “Plan”)) at $    .     per share (the “Grant Price”), such number of shares and such price per share being subject to adjustment as provided in the Plan, and further subject to the following terms and conditions:

1.	Relationship to Plan.

This Option is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee and are in effect on the date hereof. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan. For purposes of this Option Agreement:

(a) “Disability” has the meaning set forth in Section 1.409A-3(i)(4)(A) of the Treasury Regulations and shall be determined by the Committee in its sole discretion.

(b) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c) “Option Shares” means the shares of Common Stock covered by this Option Agreement.

2.	Exercise Schedule.

This Option may be exercised in full on the Grant Date and may be exercised in whole or in part (at any time or from time to time) until expiration of the Option pursuant to the terms of this Agreement or the Plan.

3.	Termination of Option

The Option hereby granted shall terminate and be of no force and effect with respect to any shares of Common Stock not previously purchased by the Optionee at the earliest time specified below:

(a) the tenth anniversary of the Grant Date;

(b) if Optionee resigns or is removed as a Director of the Company for serious misconduct (as determined by the Committee) at any time after the Grant Date, then the Option shall terminate immediately upon such termination of Optionee’s service as a Director;

(c) if Optionee resigns or is removed as a Director of the Company for any reason other than death or Disability or serious misconduct, then the Option shall terminate on the first business day following the expiration of the 60-day period which began on the date of termination of Optionee’s service as a Director; or

(d) if Optionee resigns or is removed as a Director of the Company due to (i) death at any time after the Grant Date and while serving as a Director of the Company or within 60 days after termination of such service or (ii) Disability at any time after the Grant Date, then the Option shall terminate on the first business day following the expiration of the one-year period which began on the date of Optionee’s death or Disability, as applicable.

4.	Exercise of Option

Subject to the limitations set forth herein and in the Plan, this Option may be exercised by written notice provided to the Company as set forth in Section 5. Such written notice shall (a) state the number of shares of Common Stock with respect to which the Option is being exercised and (b) be accompanied by cash or shares of Common Stock (not subject to limitations on transfer) or a combination of cash and Common Stock payable to Seahawk Drilling, Inc. in the full amount of the purchase price for any shares of Common Stock being acquired; provided, however, that any shares of Common Stock delivered in payment of the option price must be shares that the Optionee has owned for a period of at least six months prior to the date of exercise. For the purpose of determining the amount, if any, of the purchase price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise.

In addition, as permitted by the Committee, in its sole discretion, the Option may be exercised through a registered broker-dealer pursuant to such cashless exercise or other procedures which are, from time to time, deemed acceptable by the Committee.

Notwithstanding anything to the contrary contained herein, the Optionee agrees that he will not exercise the option granted pursuant hereto, and the Company will not be obligated to issue any option shares pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority or any stock exchange or transaction quotation system. The Optionee agrees that, unless the options and shares covered by the Plan have been registered pursuant to the Securities Act of 1933, as amended (the “Act”), the Company may, at its election, require the Optionee to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof.

If any law or regulation requires the Company to take any action with respect to the shares specified in such notice, the time for delivery thereof, which would otherwise be as promptly as possible, shall be postponed for the period of time necessary to take such action.

5.	Notices

Notice of exercise of the Option must be made in the following manner, using such forms as the Company may from time to time provide:

(a) by registered or certified United States mail, postage prepaid, to Seahawk Drilling, Inc., Attn: Corporate Secretary, 5847 San Felipe, Floor 16, Houston, Texas 77057, in which case the date of exercise shall be the date of mailing; or

(b) by hand delivery or otherwise to Seahawk Drilling, Inc., Attn: Corporate Secretary, 5847 San Felipe, Floor 16, Houston, Texas 77057, in which case the date of exercise shall be the date when receipt is acknowledged by the Company.

Notwithstanding the foregoing, in the event that the address of the Company is changed prior to the date of any exercise of this Option, notice of exercise shall instead be made pursuant to the foregoing provisions at the Company’s current address.

Any other notices provided for in this Agreement or in the Plan shall be given in writing and shall be deemed effectively delivered or given upon receipt or, in the case of notices delivered by the Company to the Optionee, five days after deposit in the United States mail, postage prepaid, addressed to the Optionee at the address specified at the end of this Agreement or at such other address as the Optionee hereafter designates by written notice to the Company.

6.	Assignment of Option

Subject to the approval of the Committee, in its sole discretion, the Option may be transferred by the Optionee to (i) the children or grandchildren of the Optionee (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members (“Immediate Family Member Trusts”) or (iii) a partnership or partnerships in which such Immediate Family Members have at least 99% of the equity, profit and loss interests (“Immediate Family Member Partnerships”). Subsequent transfers of transferred Options shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Optionee or a person to whom the original Optionee could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided herein, the term Optionee shall be deemed to refer to the transferee.

After the death of the Optionee, exercise of the Option shall be permitted only by the Optionee’s executor or the personal representative of the Optionee’s estate (or by his assignee, in the event of a permitted assignment) and only to the extent that the option was exercisable on the date of the Optionee’s death.

7.	Stock Certificates

Certificates representing the Common Stock issued pursuant to the exercise of the Option will bear all legends required by law and necessary or advisable to effectuate the provisions of the Plan and this Option. The Company may place a “stop transfer” order against shares of the Common Stock issued pursuant to the exercise of this Option until all restrictions and conditions set forth in the Plan or this Agreement and in the legends referred to in this Section 7 have been complied with.

8.	Shareholder Rights

The Optionee shall have no rights of a shareholder with respect to shares of Common Stock subject to the Option unless and until such time as the Option has been exercised and ownership of such shares of Common Stock has been transferred to the Optionee.

9.	Successors and Assigns

This Agreement shall bind and inure to the benefit of and be enforceable by the Optionee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Optionee may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.

11.	No Continued Service

No provision of this Option Agreement and no action of the Company or the Committee with respect hereto, shall confer or be construed to confer any right upon the Optionee to continue to serve as a Director of the Company or any Subsidiary.

12.	Governing Law

This Option Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Texas.

13.	Amendment

This Agreement cannot be modified, altered or amended except by an agreement, in writing, signed by both the Company and the Optionee.

SEAHAWK DRILLING, INC.